EXHIBIT 99.1
JOINT FILER INFORMATION
Other Reporting Person(s)
1. Strand Advisors, Inc.

Item	Information
Name of Reporting Person:	Strand Advisors, Inc.
Address of Reporting Person:	13455 Noel Road, 8th Floor, Dallas, Texas 75240
Designated Filer:	James D. Dondero
Issuer Name and Ticker or Trading Symbol:	ICO Global Communications (Holdings) Limited [ICOG]
Date of Earliest Transaction Required to be Reported:	October 10, 2008
If Amendment, Date Original Filed:	Not Applicable
Relationship of Reporting Person(s) to Issuer:	10% Owner
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:
	By:	/s/ James D. Dondero

	Name:	James D. Dondero
	Title:	President
	Date:	October 22, 2008
2. Highland Capital Management, L.P.

Item	Information
Name of Reporting Person:	Highland Capital Management, L.P.
Address of Reporting Person:	13455 Noel Road, 8th Floor, Dallas, Texas 75240
Designated Filer:	James D. Dondero
Issuer Name and Ticker or Trading Symbol:	ICO Global Communications (Holdings) Limited [ICOG]
Date of Earliest Transaction Required to be Reported:	October 10, 2008
If Amendment, Date Original Filed:	Not Applicable
Relationship of Reporting Person(s) to Issuer:	10% Owner
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	By:	Strand Advisors, Inc.
	Title:	General Partner

	By:	/s/ James D. Dondero

	Name:	James D. Dondero
	Title:	President
	Date:	October 22, 2008